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                                                                    Exhibit 23.1







                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement pertaining to the Retirement Plan of Pioneer-Standard Electronics, Inc. of our reports dated May 8, 2000 with respect to the consolidated financial statements of Pioneer-Standard Electronics, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 2000 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cleveland, Ohio
June 28, 2000